UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2005

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Acton Street, Maynard, MA	01754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SeaChange International, Inc. (“SeaChange”) filed a Current Report on Form 8-K on September 29, 2005 to report its acquisition of the remaining 72.4% of outstanding capital stock of The On Demand Group Limited (“ODG”) not then owned by SeaChange. SeaChange has determined that disclosure pursuant to Items 9.01(a) and 9.01(b) of Form 8-K is not required with respect to that acquisition because it did not involve a significant amount of assets, as defined in Item 2.01 of Form 8-K. SeaChange hereby amends and restates Item 9.01 of its current report on Form 8-K filed September 29, 2005 so that the amended and restated Item 9.01 shall read in its entirety as follows:

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following Exhibits are furnished as part of this report:

Exhibit No.	Description

2.1	Agreement for the sale and purchase of share capital of On Demand Group Limited, dated as of September 23, 2005, by and among SeaChange International, Inc., Anthony Kelly, Andrew Birchall and others set forth on the signature pages thereto (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K previously filed with the Commission (File No. 000-21393) on September 29, 2005, and incorporated herein by reference).

10.1	Executive Services Agreement between On Demand Management Limited and Andrew Birchall dated September 23, 2005 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K previously filed with the Commission (File No. 000-21393) on September 29, 2005, and incorporated herein by reference).

10.2	Executive Service Agreement between On Demand Management Limited and Anthony Kelly dated September 23, 2005 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K previously filed with the Commission (File No. 000-21393) on September 29, 2005, and incorporated herein by reference).

99.1	Press release issued by SeaChange International, Inc., dated September 26, 2005 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K previously filed with the Commission (File No. 000-21393) on September 29, 2005, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ WILLIAM L. FIEDLER
William L. Fiedler
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: December 7, 2005